Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

HIGHWOODS PROPERTIES, INC.

(Effective as of May 15, 2008)

ARTICLE I

NAME

The name of the Corporation is Highwoods Properties, Inc.

ARTICLE II

OFFICES

The Corporation shall maintain a principal office in the State of Maryland as required by law. The Corporation may also have offices at other places, within or without the State of Maryland, as the business of the Corporation may require.

ARTICLE III

STOCKHOLDERS

Section 3.01. Annual Meeting. The annual meeting of the stockholders shall be held each year in May on such date and at such time as the Board of Directors designates. At each annual meeting, the stockholders shall elect the members of the Board of Directors and transact such other business as may be properly brought before the meeting.

Section 3.02. Special Meetings.

(a) Special meetings of stockholders for any purpose or purposes, described in the meeting notice, may be called by the President or the Chairman of the Board of Directors and shall be called by the President or the Chairman of the Board of Directors at the request in writing of a majority of the Directors or of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting. Such a request shall state the purpose or purposes of the proposed meeting.

(b) In order that the Corporation may determine the stockholders entitled to request a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a request (the “Request Record Date”). The Request Record Date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary of the Corporation (the “Record Date Request Notice”) by

certified or registered mail, return receipt requested, request the Board of Directors to fix a Request Record Date. The Board of Directors shall within 10 days after the date on which a valid Record Date Request Notice is received, adopt a resolution fixing the Request Record Date and shall make a public announcement of such Request Record Date. To be valid, a Record Date Request Notice shall set forth the purpose or purposes for which the special meeting is to be held and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to such stockholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) In order for a stockholder or stockholders to request a special meeting, one or more written requests for a special meeting signed by the holders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) must be delivered to the Corporation. To be valid, the Special Meeting Request (i) shall set forth the specific purpose or purposes for which the special meeting is to be held and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Corporation pursuant to paragraph (b) of this Section 3.02), (ii) shall bear the date of signature of each such stockholder (or such agent), (iii) shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (iv) shall be sent to the Secretary by certified or registered mail, return receipt requested, and (v) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his or its request for a special meeting at any time by written revocation delivered to the Secretary.

(d) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Corporation shall not be required to call a special meeting upon stockholder request unless, in addition to the documents required by paragraph (c) of this Section 3.02, the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(1) “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(2) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(3) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(4) “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(6) “Soliciting Stockholder” shall mean, with respect to any special meeting requested by a stockholder or stockholders, any of the following Persons:

(i) if the number of stockholders signing the Special Meeting Request delivered to the Corporation pursuant to paragraph (c) of this Section 3.02 is 10 or fewer, each stockholder signing any such request;

(ii) if the number of stockholders signing the Special Meeting Request delivered to the Corporation pursuant to paragraph (c) of this Section 3.02 is more than 10, each Person who either (I) was a participant in any Solicitation of the Special Meeting Request or (II) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this Section 3.02 had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

(iii) any Affiliate of a Soliciting Stockholder, if a majority of the directors then in office determine that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 3.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 3.02 from being evaded.

(e) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board or the President shall have called such meeting. In the case of any special meeting called by the Chairman of the Board or the President upon the request of stockholders (a “Request Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Request Special Meeting shall be not more than 90 days after the Meeting Record Date (as defined in Section 3.05); and provided further that in the event that the directors then in office fail to designate an hour and date for a Request Special Meeting within 10 days after the date that a valid Special Meeting Request is actually received by the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Chairman of the Board, the President or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any request of such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

The Board of Directors may revoke the notice for any Request Special Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (d) of this Section 3.02.

(f) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before 10 days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(g) The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported request shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than a majority of the votes that would be entitled to be cast at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(h) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

Section 3.03. Place of Meeting. Meetings of stockholders possessing voting shares shall be held at such place, within or without the State of Maryland, as the Board of Directors designates.

Section 3.04. Notice of Stockholder Meetings.

(a) Required Notice. The Secretary shall give written notice stating the place, day and hour of any annual or special stockholder meeting not less than 10 nor more than 90 days before the date of the meeting, either personally, by mail, by leaving it at the stockholder’s residence or usual place of business, or by any other means permitted by Maryland law, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Maryland General Corporation Law (the “MGCL”) or the charter of the Corporation (the “Charter”) to receive notice of the meeting. If mailed, notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (3) when received. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article III, or the validity of any proceedings at any such meeting.

(b) Adjourned, Postponed or Cancelled Meeting. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is not more than 120 days after the original record date and is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 3.04, to those persons who are stockholders as of the new record date. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in paragraph (c)(3) of Section 3.11) of such postponement or cancellation prior to the meeting.

(c) Waiver of Notice. A stockholder may waive notice of the meeting (or any notice required by the MGCL, the Charter, or these Bylaws), by a writing signed by the stockholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance at a meeting:

(1) waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

(2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

(d) Contents of Notice. The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 3.04(d), or as provided in the Charter, or otherwise in the MGCL, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called.

Section 3.05. Fixing of Record Date. The Board of Directors may fix, in advance, a record date not less than 10 nor more than 90 days before the date then fixed for the holding of any meeting of the stockholders. The record date shall not be prior to the close of business on the day the record date is fixed. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof. In the case of any Request Special Meeting, (i) the record date for such meeting (the “Meeting Record Date”) shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.

Section 3.06. Quorum. The holders, present in person or represented by proxy, entitled to cast a majority of all the votes entitled to be cast at a meeting shall constitute a quorum for the transaction of business at the meeting. If less than a quorum is present, the chairman of the meeting may from time to time adjourn the meeting to another place, date, or hour until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 3.04. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 3.07. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided in the Charter, each stockholder at a meeting of the stockholders shall be entitled to one vote in person or by proxy for each share of capital stock entitled to be voted held by such stockholder. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

Section 3.08. Chairman of Meetings; Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the Chief Executive Officer, or in both their absence the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, the chairman of the meeting shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments by participants; (v) determining when the polls should be opened and closed; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 3.09. Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

Section 3.10. Proxies. At all meetings of stockholders, a stockholder may vote in person or vote by proxy that is executed by the stockholder or his duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation or other persons authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

Section 3.11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 3.11(a) and at the time of the annual meeting, who is entitled to vote at the meeting on the election or the proposal of other business and who has complied with this Section 3.11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 3.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 3.11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by such Stockholder Associated Person, and (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or such Stockholder Associated Person with respect to any share of stock of the Corporation; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 3.11(a), (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3) Notwithstanding anything in this subsection (a) of this Section 3.11 to the contrary, in the event the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 3.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Corporation.

(4) For purposes of this Section 3.11, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 3.11 and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 3.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 3.11 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(1) If information submitted pursuant to this Section 3.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 3.11. Upon written request by the Secretary or the Board of Directors, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within 5 Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3.11, and (ii) a written update of any information submitted by the stockholder pursuant to this Section 3.11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 3.11.

(2) Only such individuals who are nominated in accordance with this Section 3.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 3.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 3.11.

(3) “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 3.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.11. Nothing in this Section 3.11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 3.12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting if a consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and such consent is filed with the minutes of proceedings of the stockholders.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts as are not by law or by the Charter or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.02. Number; Election; Qualification; Term.

(a) The Board of Directors shall consist of three members or such number as determined from time to time by a majority of the Board of Directors but shall in no event be less than the minimum number required by the MGCL nor more than fifteen. The term of office of a Director shall not be affected by any decrease in the authorized number of Directors.

(b) Unless by the terms of the action pursuant to which he was elected any special condition or conditions must be fulfilled in order for him to be qualified, a person elected as a Director shall be deemed to be qualified (1) upon his receipt of notice of election and his indication of acceptance thereof or (2) upon the expiration of ten days after notice of election is given to him without his having given notice of inability or unwillingness to serve. Directors do not need to be residents of Maryland or stockholders of the Corporation.

Section 4.03. Vacancies. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder. The stockholders may elect a successor to fill a vacancy on the Board of Directors that results from the removal of a Director. Whenever between annual meetings of the stockholders any vacancy exists in the Board of Directors by reason of death, resignation, removal, or increase in the authorized number of Directors, or otherwise, it may be filled by vote of a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section 4.04. Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Maryland.

Section 4.05. Annual Meeting. There shall be an annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other place as a majority of the Directors who are then present determine. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 4.12.

Section 4.06. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held at such times and places as the Board may have fixed by resolution.

Section 4.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called on the written request of a majority of the Directors then in office.

Section 4.08. Notice of, and Waiver of Notice for, Special Director Meetings. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each Director at his business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his agent is personally given such notice in a telephone call to which the Director or his agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, whether before or after the time stated therein, and filed with the minutes or corporate records. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Unless required by the Charter, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.09. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the Chief Executive Officer or in both their absence the President. In the absence of the Chairman of the Board, the Chief Executive Officer, and the President, a presiding officer shall be chosen by a majority of the Directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his absence the presiding officer shall appoint another person to act as secretary of the meeting.

Section 4.10. Quorum. The presence of a majority or more of the number of Directors fixed by Section 4.02(a) shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors. If less than a quorum is present, a majority of the Directors present may from time to time adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 4.11. Vote. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Charter, or by these Bylaws. Where a vote of the Directors present results in a tie, the action proposed shall not constitute an act of the Board of Directors. If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of a majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 4.12. Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a unanimous consent of the members of the Board or committee, as the case may be, is given in writing or by electronic transmission by each member of the Board or committee, and the consent is filed with the minutes of the proceedings of the Board or committee.

Section 4.13. Conference Call Meeting. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.14. Removal of Director. Any Director shall be subject to removal as provided in the Charter.

Section 4.15. Chairman of the Board. The Board of Directors may choose a Chairman of the Board who shall, if present, preside at meetings of the Board and of the stockholders. The Chairman of the Board may be an officer of the Corporation elected pursuant to Article 6.

Section 4.16. Compensation. Unless otherwise provided in the Charter, each Director may receive compensation for services to the Corporation in his capacity as a Director in such manner and in such amounts as may be fixed from time to time pursuant to resolution of the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors. Officers of the Corporation who are Directors will not be paid director fees.

Section 4.17. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 4.18. Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 4.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article 4 of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE V

COMMITTEES

Section 5.01. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the Directors in office, establish one or more committees, each committee to consist of two or more of the Directors. The Board may at any time change the membership of any committee, fill any vacancy on a committee, designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee, or dissolve any committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board for direction and supervision of the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee, however, shall have power or authority to (i) amend the Bylaws, (ii) recommend to the stockholders any action which requires stockholder approval, including an amendment of the Charter, a merger or consolidation, the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, or a dissolution of the Corporation, (iii) approve any merger or share exchange which does not require stockholder approval, or (iv) authorize a dividend or the issuance of stock except as provided in the MGCL.

Section 5.02. Procedures; Minutes of Meetings. Each committee shall determine its rules with respect to notice, quorum, voting, and the taking of action, provided that such rules shall be consistent with law, the rules in these Bylaws applicable to the Board of Directors, and the resolution of the Board establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE VI

OFFICERS

Section 6.01. General. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President, a Secretary, and a Treasurer, and such other officers as in the Board’s opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person except that the President shall not hold the office of Vice President. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.

Section 6.02. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office, as well as such powers and duties as from time to time may be conferred upon him by the Board.

Section 6.03. Term of Office, Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal and shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the Directors in office. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Election of an officer shall not of itself create contract rights between the Corporation and such officer.

Section 6.04. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors and with the President, shall in general supervise and control all of the business and affairs of the Corporation and perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. He shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

Section 6.05. President. The President, subject to the control of the Board of Directors and at the direction of and with the Chief Executive Officer, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present and in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders and the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors from time to time.

Section 6.06. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents executed by the Corporation that require it; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder that shall be furnished to the Secretary by such stockholder; (f) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors.

Section 6.07. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 6.08. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors.

ARTICLE VII

CAPITAL STOCK

Section 7.01. Certificates of Stock. The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized by the Board of Directors. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the Secretary of the Corporation.

Section 7.02. Transfer of Stock. Subject to restrictions provided in the Charter, shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, as the Corporation or its agents may require. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 7.03. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

Section 7.04. Lost, Stolen, or Destroyed Certificates. In case any certificate for stock of the Corporation is lost, stolen, or destroyed, any officer of the Corporation may direct a new certificate to be issued in place of the lost, stolen, or destroyed certificate; provided, however, that the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent, or to its registrar, if any, as deemed necessary or advisable by it; and provided further that, if such stock has ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificate may be issued.

Section 7.05. Control Shares. Pursuant to Section 3-702(b) of the MGCL, the terms of Subtitle 7 of Title 3 of such law (the “Control Share Statute”) shall be inapplicable to any acquisition of “control shares,” as defined in the Control Share Statute.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 8.02. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation. The fiscal year of the Corporation initially shall be the calendar year.

Section 8.03. Stock Ledger. The Corporation shall maintain in its principal office a stock ledger which contains: (1) the name and address of each stockholder; and (2) the number of shares of stock of each class that the stockholder holds. The stock ledger shall at all times be conclusive evidence of the ownership of all outstanding shares of stock of the Corporation, and the registered holder shown on such ledger shall be the stockholder with respect to the shares allocated to such registered holder thereon for purposes of these Bylaws and for all other purposes. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. There shall be made available upon request of any stockholder, in accordance with the MGCL, a record containing the number of shares of stock issued during a specified period not to exceed 12 months and the consideration received by the Corporation for each such share.

Section 8.04. Books and Records. The Corporation shall keep accurate and complete: (1) books and records of its accounts and transactions; and (2) minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

Section 8.05. Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by applicable law and in the Charter.

ARTICLE IX

INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS

Section 9.01. Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

Section 9.02. Exclusivity, Etc. The indemnification and advance of expenses provided by the Charter and these Bylaws (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this bylaw is in effect. Nothing herein shall prevent the amendment of this bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this bylaw or any provision hereof is in force.

Section 9.03. Transactions With Interested Persons. No contract or transaction between the Corporation and any of its Directors or officers, or between the Corporation and any other corporation, partnership, association, firm or other entity (“Other Company”) in which any of its Directors or officers is a director or officer or has a material financial interest, shall be entered into by the Corporation unless:

(a) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or

(b) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director, officer, corporation, firm or other entity.

Any contract or transaction authorized, approved or ratified in accordance with the foregoing shall not be void or voidable solely for the reason of the Director’s or officer’s interest, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized, approved or ratified.

Section 9.04. Corporate Opportunity. Any Director or officer of the Corporation who simultaneously serves as a director, officer or employee of any Other Company shall refrain from communicating to such Other Company, and from using or otherwise acting on behalf of such Other Company, any information acquired as a result of his position as a Director or officer of the Corporation concerning any business opportunity under consideration by the Corporation for itself, Highwoods Realty Limited Partnership, or any direct or indirect subsidiary of either. If the Other Company has independently learned about a business opportunity also under consideration by the Corporation, and if such Director or officer has not participated in the consideration of the opportunity by the Corporation, then such Director or officer may participate in the consideration of that opportunity by such Other Company provided that such Director or officer abstains from all participation in the consideration of that opportunity by the Corporation unless and until such Other Company has concluded its consideration of such opportunity and determined not to pursue such opportunity further. If such Director or officer has participated or wishes to participate in the consideration of such an opportunity by the Corporation, then such Director or officer shall abstain from all participation in the consideration of the opportunity by the Other Company unless and until the Corporation has concluded its consideration of such opportunity and determined not to pursue the opportunity further. In connection with the foregoing, each such Director and officer shall be afforded a reasonable opportunity to make a judgment whether he will participate with the Corporation in the consideration of any such business opportunity, including without limitation, a reasonable time to determine whether any Other Company that such Director or officer serves has learned about any such business opportunity; provided, however, that in making such judgment such Director or officer shall not have taken (or omitted to take) any action inconsistent with the first sentence of this Section 9.04. No such Director or officer shall be deemed to have participated in the consideration of any business opportunity by the Corporation unless and until such Director or officer has been afforded a reasonable opportunity to make such judgment and decision. The provisions of this Section 9.04 are in addition to any restrictions imposed by law or otherwise.

ARTICLE X

NOTICES

Section 10.01. Notice. Whenever notice is required or permitted by these Bylaws to be given to any person, it may be either (a) oral and communicated in person, by telephone, or by radio, television, or other form of voice communication, effective upon receipt by the person, (b) in writing and communicated by being delivered by hand, by mail, or by telegraph, teletype, or other form of record communication, effective upon receipt by the person or, if earlier, upon delivery at his address as registered in the records of the Corporation for purposes of notice-giving (“notice address”), or (c) transmitted by an electronic transmission to any address or number at which the person receives electronic transmissions, effective upon transmission of the message to the address given to the Corporation by the person or upon completion of the transmission of the message to the number given to the Corporation by the person and receipt of a completed answer-back indicating receipt; provided that (1) notice of a meeting of the stockholders shall comply with Section 3.04, and (2) a written notice, if mailed postpaid and correctly addressed to a person at his notice address, shall be effective three business days after its deposit by the sender in the United States mail.

Section 10.02. Waiver. Whenever any notice is required to be given under the provisions of law or of the Charter or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.

ARTICLE XI

AMENDMENT

These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the stockholders at any meeting of the stockholders, or by the Board of Directors at any meeting of the Board of Directors or pursuant to Section 4.12 of these Bylaws; provided that the Board of Directors may not amend or repeal this Article, Article 9.03 or Article 9.04 or any part of these Bylaws that has been adopted by the stockholders subject to the express condition that it may not be amended or repealed except by the stockholders.